BY-LAWS	Exhibit 3.133

“TSANGARIS MARINE SERVICES INC”

ARTICLE 1

OFFICES

The principal office of the Corporation shall be in Monrovia, Liberia. The corporation may also have an office or offices at such other places within or outside Liberia as the board of directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the corporation shall be held at such place within or outside Liberia as the board of directors may determine on the day of ______ in each and every year (or if said day be a legal holiday) then on the next succeeding day not a legal holiday, at 10.00 o’clock in the forenoon for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

SECTION 2. Special Meetings. Special meetings of the stockholders may be held at such places within or outside Liberia as the board of directors may determine upon call of the board of directors or the president or the holders of record of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the corporation at the time outstanding and entitled to vote, at such time as may be fixed by the board of directors or the president of such stockholders, and as may be stated in the call and notice. The purpose for which a special meeting of stockholders may be held shall include the removal from office of any or all of the Directors, whether or not any cause exists for such removal, and the election of directors in place of those removed.

SECTION 3. Notice of Meetings. Written notice (including notice by telegram, cablegram or radiogram) of the time, place and purpose or purposes of every meeting of stockholders, signed by any director or officer or an assistant secretary, shall be served upon or mailed to each stockholder of record entitled to vote at such meeting, and upon any stockholder would be entitled to have his stock appraised if such action were taken, not less than fifteen days nor more than sixty days before the meeting. If mailed, such notice shall be directed to such stockholder at his home or post-office address as it appears upon the records of the corporation. Such further notice shall be given by mail, publication or otherwise, as may be required by the Certificate of Incorporation of the corporation or by law. Meetings may be held without notice if all of the stockholders entitled to notice of the meeting as aforesaid are present in person or represented by proxy at the meeting, or if notice is waived by those not so present or represented.

SECTION 4. Quorum. At every meeting of the stockholders the holders of record of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the corporation then outstanding and entitled to vote if such holders were present or represented at the meeting, shall constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the shares of stock entitled to vote so present or represented may adjourn the meeting from time to time, without notice them than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had been a quorum.

SECTION 5. Voting. At all meetings of the stockholders, each holder of record of outstanding shares of stock of the corporation entitled to vote thereat, may so vote either in person or by proxy, appointed by instrument in writing (including telegraph, cable radiogram). No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholders executing it shall have specified therein a longer time during which it is to continue in force.

SECTION 6. Record of Stockholders. The board of directors may prescribe a period, not exceeding forty days prior to any meeting of the stockholders, during which no transfer of stock on the books of the corporation may be made. In lien of prohibiting the transfer of stock as aforesaid, the board of directors may fix a day and hour, not more than forty days prior to the holding of any such meeting, as the day as of which stockholders of record entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. Number. Subject to any by-law made by the stockholders of the corporation, the number of directors within the maximum limits provided for in the certificate of incorporation may be changed from time to time by the stockholders or by the board of directors.

SECTION 2. Meetings of the Board. Meetings of the board of directors shall be held at such place within or without Liberia as may from time to time be fixed by resolution of the board, or as may be specified in the call of any meeting. Regular meetings of the board of directors shall be held at such times as may from time to time be fixed by resolutions of the board. Notice need not be given of the regular meetings of the board held at times fixed by resolution of the Board. Special meetings of the board may be held at any time upon the call of the president or any directors by oral, telegraphic or written notice, duly served on or sent to or mailed to each director not less than one day before such meeting. Special meetings of the board of directors may be held without notice, if all the directors are present or if those not present waive notice of the meeting in writing.

SECTION 3. Annual Meeting of Directors. An annual meeting of the board of directors shall be held in each year after the adjournment of the annual stockholders’ meeting and on the same day. If a quorum of the directors be not present on the day appointed for the annual meeting, the meeting shall be adjourned to some convenient day. No notice need by given of the annual meeting of the board of directors.

SECTION 4. Quorum. A majority of the directors at the time in office shall constitute a quorum for the transaction of business but if any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

SECTION 5. Vacancies. Vacancies in the board of directors may be filled by a vote of a majority of the directors remaining in office even though less than a quorum, provided that in case of an increase in the number of directors the vacancy or vacancies so created shall be filled by the stockholders. The directors so chosen shall hold office, unless they are therefore removed from office by the stockholders, until the next annual election or until their successors shall be duly elected and qualify.

SECTION 6. Resignation. Any director of the corporation may resign at any time by giving written notice to the president or to the secretary of the corporation. Such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

SECTION 7. Removal. Any or all of the directors may be removed without cause by vote of the shareholders.

SECTION 8. Organization. At such meeting of the board of directors, the president or, in the absence of the president, a chairman chosen by a majority of the directors present shall preside, and the secretary of the corporation or, in the absence of the secretary, a person appointed by the chairman of the meeting shall act as secretary. The board of directors may adopt such rules and regulations as they shall deem proper, not inconsistent with law or with these by-laws, for the conduct of their meetings and the management of the affairs of the corporation.

SECTION 9. Powers. The board of directors shall have general power to manage the business of the corporation. The board of directors may authorize the president or any other officer or officers of the corporation to confer all kinds of powers of attorney upon any person, persons or entities (including power of attorney in favour of lawyers, solicitors or judicial agents, in order to enable them to carry on and perform the legal representation of the corporation in connection with any judicial process), with all the faculties and powers that he or they may deem convenient, and also to revoke the same in whole or in part.

SECTION 10. Compensation. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the corporation, each director who is not a salaried officer of the corporation shall be entitled to receive such remuneration for serving as a director and as a member of any committees of the board as may be fixed from time to time by the board of directors. This by-law shall not be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

SECTION 1. Executive Committee. The board of directors may, by resolution passed by a majority of the whole board designate two or more of the members of the board to constitute an executive committee. The executive committee shall have and may exercise, so far as may be permitted by law, all of the powers of the board in the management of the affairs and property of the corporation, and the exercise of its corporate powers during the intervals between meetings of the board of directors and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it; but the executive committee shall not have power to fill vacancies in the executive committee, or to make or amend by -laws of the corporation. The board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve the executive committee. The executive committee may hold meetings and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the executive committee shall constitute a quorum. All action of the executive committee shall be reported to the board at its meeting next succeeding such action.

SECTION 2. Other Committees. The board of directors may, in its direction, by resolution, appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee, composed of more than two members, may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board shall have power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee.

ARTICLE V

OFFICERS

SECTION 1. Officers and Agents. The board of directors shall appoint a president, a secretary, and treasurer for the corporation. The board of directors may also appoint from time to time one or more vice-presidents and such assistant secretaries, assistant treasurers and other officers, agents, factors and employees as may be deemed necessary. No officer except the president need be a director of the corporation. The salaries of all officers shall be fixed by the board of directors, and the fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing the same. Any person may hold two or more offices. Officers, agents, factors or employees of the corporation may be of any nationality and need not be residents of Liberia.

SECTION 2. Term of Office. The term of office of all officers shall be one year or until their respective successors are chosen and qualify, but any officer elected or appointed by the board of directors may be removed with or without cause, at any time by the affirmative vote of a majority of the members of the board then in office.

SECTION 3. Powers and Duties. The officers, agents, factors and employees of the corporation shall each have such powers and duties in the management of the property and affairs of the corporation, subject to the control of the board of directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the board of directors. The board of directors may require any such officer, agent factor, or employee to give security for the faithful performance of his duties.

ARTICLE VI

CAPITAL STOCK

SECTION 1. Certificate of Shares. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the corporation in such form as the board of directors may from time to time prescribe. The certificates of stock shall be signed by any director or the president or a vice-president and the treasurer or an assistant secretary and sealed with the seal of the corporation, and shall be countersigned and registered in such manner, if any, as the board may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a transfer agent or transfer clerk and by a registar, the signatures of any director or the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary and the seal of the corporation upon such certificates may be facsimiles, engraved or printed.

SECTION 2. Transfers. Shares in the capital stock of the corporation shall be transferred only on the books of the corporation, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereof or attached thereto, duly executed, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

SECTION 3. Lost or Destroyed Stock Certificates. No certificates for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the corporation and its agents to such extent and in such manner as the board of directors may from time to time prescribe.

ARTICLE VII

CHECKS, NOTES, ETC

All checks and drafts on the corporation’s bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers or agent or agents as shall be there onto authorized from time to time by the board of directors.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty first day of December following.

ARTICLE IX

CORPORATE SEAL

The corporate seal have inscribed thereon the name of the corporation and such other appropriate legend as the board of directors may from time to time determine. In lieu of the corporate seal, when so authorized by the board of directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE X

AMENDMENTS

The by-laws of the corporation may be amended, added to, rescinded or repealed at any meeting of the stockholders by the vote of the holders of record of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the corporation then outstanding and entitled to vote if all such holders were present or represented at the meeting, provided notice of the proposed change is given in the notice of the meeting. The board of directors may, from time to time, amend these by-laws or make additional by - laws for the corporation at any regular or special meeting at which notice of the proposed change is given, subject, however, to the power of the stockholders to alter, amend, or repeal any by-laws made by the board of directors.

/s/ Ioannis Kouimanis
Ioannis Kouimanis

/s/ Moschos Apostolidis
Moschos Apostolidis